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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 01, 2001

                         Commission File Number 0-11688


                          AMERICAN ECOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           95-3889638
 -------------------------------                        ----------------------
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)


            805 W. Idaho
            Ste. 200
            Boise, Idaho                                      83702-1779
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)


                                 (208) 331-8400
               ---------------------------------------------------
               (Registrants telephone number, including area code)


Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                                                    YES [X]    NO [ ]



AMERICAN ECOLOGY CORPORATION                                            FORM 8-K

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SEC File Number 00-11688


Item 2.  Acquisition or Disposition of Assets.

     On February 1, 2001, American Ecology Corporation, ("the Registrant") acquired Envirosafe Services of Idaho, Inc. a Delaware corporation ("ESII"), pursuant to a Stock Purchase Agreement (the "Agreement") by and among the Registrant and its wholly-owned subsidiary American Ecology Environmental Services Corporation, a Texas corporation, and Envirosource Technologies Inc., a Delaware corporation whose main offices are located at 1155 Business Center Drive, Horsham, Pennsylvania 19044, and Envirosource, Inc., a Delaware corporation, and parent company of Envirosource Technologies Inc.

Under the terms of the Agreement, the Registrant paid One Thousand and 00/100 dollars ($1,000.00) in cash for all of the outstanding shares of ESII, a subsidiary of Envirosource Technologies Inc., subject to approximately $20.4 million in liabilities. This acquisition will be accounted for as a purchase. The acquisition was approved by the respective board of directors of each company and is now complete. The purchase price was paid from the Registrant's working capital. There is no prior relationship between the Registrant and the Seller.

Pursuant to the Agreement, the Registrant acquired all of the authorized and issued stock of ESII, thereby obtaining ownership of all ESII assets and liabilities. The principal ESII assets are a RCRA and TSCA permitted hazardous and PCB waste treatment and disposal facility located in southwestern Idaho, a hazardous waste treatment facility operating under contract at an Illinois steel mill site, and exclusive rights to use a patented hazardous waste treatment process for steel mill electric arc furnace waste within a defined service territory in the western United States. The assets acquired totaled approximately $20.4 million as of the December 31, 2000 unaudited balance sheet date. This purchase increases the Registrant's asset base by approximately a 25%.

The Registrant currently provides commercial hazardous and PCB waste treatment, storage and disposal services and intends to increase its share of the U.S. market for this business through the acquired assets and continued operation of its existing hazardous and PCB waste treatment and disposal facilities.

Balukoff, Lindstrom & Co., P.A., the independent auditors for the Registrant will conduct an audit of ESII in March 2001. The required financial statements will then be prepared and filed in a Form 8-K on or within 60 days from February 15, 2001, the required date for filing the initial report on Form 8-K.

On February 2, 2001, the Registrant issued a press release announcing the acquistion. A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein.


   (c) Exhibits.
        99.11       Registrant's Press Release dated February 2, 2001
        99.12       Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         AMERICAN ECOLOGY CORPORATION
                                                 (Registrant)


Date: February 2, 2001                   By:  /s/ Jack K. Lemley
                                              ----------------------------------
                                              Jack K. Lemley
                                              Chairman, Chief Executive Officer,
                                              & President



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                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
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 99.11         Registrant's Press Release dated February 2, 2001

 99.12         Stock Purchase Agreement